UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 6, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

411 FIRST AVENUE SOUTH, SUITE 700, SEATTLE, WASHINGTON, 98104

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Cash Bonus Plan for Fiscal Year 2012

On February 6, 2012, Blue Nile Inc.’s (the “Company”) Compensation Committee (the “Committee”) approved the Executive Cash Bonus Plan for Fiscal Year 2012 (the “2012 Plan”). The 2012 Plan operates under, and is subject to the terms of, the Company’s Performance Bonus Plan (the “Bonus Plan”), which was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on May 19, 2010. The 2012 Plan is intended to increase stockholder value and the success of the Company by motivating 2012 Plan participants to achieve the Company’s objectives through the payment of awards when those objectives are achieved.

Eligibility. Each of our named executive officers, including the chief executive officer, and certain other key employees are eligible for participation in the 2012 Plan, subject to their continued employment through the end of fiscal year 2012. The Company may also pay discretionary bonuses or other types of incentive compensation outside the 2012 Plan.

Determination of Award. Pursuant to the 2012 Plan, each participant is eligible to earn an incentive bonus calculated as a percentage of the participant’s actual base salary. The target bonus (the “Target Award”) is calculated by multiplying the participant’s base salary earned during the fiscal year by a Compensation Committee approved target bonus percentage. The 2012 Plan requires that the Company achieve an initial minimum level of revenue on the terms set forth in the 2012 Plan (the “Section 162(m) Performance Goal”). If the initial threshold revenue target is not achieved, no payments shall be earned under the 2012 Plan. If this initial threshold revenue target is achieved, each participant is eligible to earn a maximum bonus equal to 200% of such participant’s annual bonus target, up to a maximum of $3 million (the “Maximum Award”).

Determination of Actual Award – Payout Formula:

The Committee will determine whether the Company has achieved the Section 162(m) Performance Goal. If the Company has achieved the Section 162(m) Performance Goal, each participant will be credited with a Maximum Award. The Committee will then exercise negative discretion to determine the actual award earned by each participant (the “Actual Award”), based on: (i) achievement against additional revenue goals selected by the Committee, as reflected by the calculation of the Revenue Result (as described below), (ii) achievement against adjusted EBITDA goals selected by the Committee, as reflected by the calculation of the adjusted EBITDA Result (as described below), (iii) achievement against any individual performance goals selected by the Committee, as reflected by the calculation of the Individual Result (as described below), and (iv) any other factors selected by the Committee in its sole discretion.

Specifically, the Actual Award is determined as follows:

1.	The product of (i) the Revenue Result, (ii) 50%, and (iii) the Target Award is the “Financial Award.”

2.	The product of (i) the EBITDA Result, (ii) 30%, and (iii) the Target Award is the “EBITDA Award.”

3.	The product of (i) the Individual Result, (ii) 20%, and (iii) the Target Award is the “Individual Award.”

4.	The sum of (i) the Financial Award, (ii) the EBITDA Award, and (iii) the Individual Award, and reduced by any other factors selected by the Committee in its sole discretion, is the Actual Award, and the Maximum Award is reduced by the difference between the Actual Award and the Maximum Award.

To determine the “Revenue Result,” EBITDA Result, and “Individual Result” the Committee will determine a percentage, between 0% and 200%, based on the achievement during fiscal year 2012 of the goals selected by the Committee for fiscal year 2012.

The foregoing description of the 2012 Plan is a summary of the material terms of the 2012 Plan, does not purport to be complete, and is qualified in its entirety by reference to the Executive Cash Bonus Plan for Fiscal Year 2012. A copy of the Executive Cash Bonus Plan for Fiscal Year 2012 is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Executive Cash Bonus Plan for Fiscal Year 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Terri K. Maupin
Terri K. Maupin

Dated: February 10, 2012		Chief Accounting Officer (Principal Accounting Officer)

	By:	/s/ David Binder
David Binder

Dated: February 10, 2012		Chief Financial Officer (Principal Financial Officer)